As filed with the Securities and Exchange Commission on June 9, 2010 Registration No.333-164888

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CATALYST GROUP HOLDINGS CORP.
 (Exact name of registrant as specified in its charter)

Delaware	6719	26-3142811
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CATALYST GROUP HOLDINGS CORP.
1739 Creekstone Circle
San Jose, California 95133
(408) 691-0806
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COPIES OF ALL COMMUNICATIONS TO:
Michael A. Littman, Attorney at Law
7609 Ralston Road, Arvada, CO, 80002 phone 303-422-8127 / fax 303-431-1567

Bob Bates, CPA HP Accounting
1819 Polk St. #314 San Francisco, CA 94109
617-549-9220 617-208-2968 fax

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Aggregate Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share	1,000,000 shares	$2.50	$2,500,000	$178.25

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

(SUBJECT TO COMPLETION)
CATALYST GROUP HOLDINGS CORP
PRELIMINARY PROSPECTUS
1,000,000 Shares of Common Stock to the Public

We are registering 1,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”) by Catalyst Group Holdings Corp. (“Catalyst”, the “Company”, “we”, or “us”). We propose to sell the stock offered in this prospectus for $2.50 per share. We intend to offer the 1,000,000 shares on behalf of our Company to the public for up to 365 days after the effectiveness of the offering, thereafter deregistering any shares of such 1,000,000 shares remaining unsold to the public

There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends.  The price was arbitrarily set at $2.50 per share, based on speculative concept unsupported by any other comparables.   We have set the initial fixed prices as follows:

Title	Per Security
Common Stock	$2.50

At any time after a market develops, our security holders may sell their securities at market prices or at any price in privately negotiated transactions.

Investing in our Common Stock involves risks. See “Risk Factors” starting on page 4.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We intend to have an application filed on our behalf by a market maker for approval of common stock for quotation on the Over-the Counter/Bulletin Board quotation system tradable separately, subject to effectiveness of the Registration Statement.  It has not yet been filed, nor is there any selected broker/dealer as yet.  Our common stock is presently not listed on any national securities exchange or the NASDAQ Stock Market or any other venue.

We are conducting this offering as a "self-underwriting" through our officers and directors, and therefore, we will pay no underwriting fees or commissions

1. We are not using an underwriter for this offering of shares.

2. We have no arrangement to place the proceeds from this offering in an escrow, trust or similar account.   Any funds raised from sales of shares to the public pursuant to this offering will be immediately available to us for our use and retained by us regardless of whether or not there are any additional sales under this offering.

This offering will be on a delayed and continuous basis. Shares offered by us, to the public, up to 1,000,000 shares will only be offered for a period of up to 365 days after effectiveness of the Registration Statement, with any unsold shares from such 1,000,000 offered, being deregistered.

We will receive proceeds at $2.50 per share from sale of up to 1,000,000 shares to be offered for the first 365 days after the effectiveness of the Registration Statement.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is June 9, 2010.

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

PROSPECTUS SUMMARY AND RISK FACTORS

This summary highlights information contained elsewhere in this prospectus.  This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 9 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before making an investment decision.  Unless the context otherwise requires, we use the terms “Catalyst,” “Company,” “we,” “us” and “our” in this prospectus to refer to Catalyst Group Holdings Corp. and its consolidated subsidiaries.

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements” and we intend that such forward-looking statements be subject to the safe harbors thereby.  These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements.  Forward-looking statements are sometimes identified by language such as “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 5 of this prospectus. Readers should carefully review this information as well as the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements.  They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

You should read this Prospectus Summary together with the more detailed information contained in this prospectus, including the risk factors and financial statements and the notes to the financial statements. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include those discussed in the Risk Factors section and elsewhere in this prospectus.

History

We were incorporated in the State of Delaware in August, 2008. Before September 29, 2009, our corporate name was Pop Starz Ventures 3, Inc. We had only nominal assets and operations and were therefore classified as a shell company.

Our principal executive offices are located at 1739 Creekstone Circle, San Jose, California 95133. Our phone number is (408) 691 – 0806.  Our fiscal year end is August 31st.

On November 16, 2009, we entered into an agreement (the “Agreement”) with Real Estate Promotional Services, Inc., (“REPS”), a Florida corporation, whereby we agreed to purchase all of the issued and outstanding shares of common stock of REPS in consideration for the issuance of a convertible debenture in the amount of $250,000. The convertible debenture provides for interest at the rate of 10% per annum and will be due and payable 12 months from the closing date of the transaction in November 16, 2009. The debenture may be converted into shares of the Company’s common stock at the conversion rate of $1.00 per share at the option of either the Company or by, Jeff Crowe, the Chief Executive Officer of REPS, The historical operations of the Company were conducted in a sole-proprietorship called REPS.

As part of this transaction, in September 2009, we amended our Articles of Incorporation to change our name from Pop Starz Ventures 3, Inc. to Catalyst Group Holdings Corp.  REPS is a subsidiary of the Company.

REPS

Real Estate Promotional Services, Inc., (“REPS”), was incorporated in November 2009 in the State of Florida.  Through the convertible debenture offering, we purchased and own 100% of the issued and outstanding common stock of REPS.

REPS is a printing company that designs and delivers marketing collateral for the real estate industry and individual/small businesses. Our products include postcards, brochures, business cards, and web site development.

A large percentage of REPS’ revenue comes from real estate agents. REPS intends to diversify its client base to more individuals and small businesses. The sales cycle for REPS is very rapid; most orders are produced and sold in two days. As a result, REPS’ business is scalable.

The revenue from January 1, 2009 thru November 16, 2009 was $284,800 with a $54,497 loss and revenue in 2008 was $406,679 with a $29,175 profit.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:

•	There is no market for any securities;
•	We have had moderate revenues or sales;

Summary of Financial Information

As at February 28, 2010
Total Assets	$339,658
Current Liabilities	$354,852
Shareholders’ Equity	$(15,194)

From September 1, 2009 through February 28, 2010 (since November 17 for Rep's)
Revenues	$68,162
Net Loss	$(65,650)

As of February 28, 2010, accumulated deficit for our business was $136,295.  We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

Offering

In this offering, we are offering for sale to the public 1,000,000 shares of our common stock, $0.001 par value per share, for $2.50 per share. We are selling these shares on a self-underwritten, best efforts basis. We intend to complete the sale of the 1,000,000 shares being offered to the public within 365 days after the effectiveness of the offering.

Shares of Common Stock outstanding per 10K filing	1,045,000

Additional shares of Common Stock issued subsequent to December 31, 2009	220,480

Total shares of Common Stock offered	1,000,000
Total shares of Common Stock to be outstanding after the Offering (assuming all New Warrants have been exercised in cash)	2,265,480

A total of $2,500,000 may be raised by us if all shares offered by us are sold.  The proceeds from this sale will be used for general working capital for Catalyst and REPS.

We are authorized to issue 100,000,000 shares of common stock.  Our current shareholders, officers and directors collectively own 1,124,400 shares of restricted common stock.  These shares were issued at an average price of $.001 to $.01 per share for 1,124,400 shares.

There is currently no public market for our shares as they are not presently traded on any market or securities exchange.

An investment in our common stock is subject to significant risks. You should carefully consider the information set forth in the "Risk Factors" section of this prospectus as well as other information set forth in this prospectus, including our financial statements and related notes.

There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. Because the funds are being placed in a general corporate account rather than an escrow account, creditors of the Company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words.

These forward-looking statements are only predictions.  These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  We have described in the “Risk Factors” section and elsewhere in this prospectus the principal risks and uncertainties that we believe could cause actual results to differ from these forward-looking statements.  Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus.  We anticipate that subsequent events and developments will cause our views to change.  However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law.  You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this prospectus.

This prospectus also contains estimates and other statistical data prepared by independent parties and by us relating to market size and growth and other data about our industry. These estimates and data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates and data. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus, and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk.

RISK FACTORS

The following is a summary of certain material risks facing our business that should be carefully considered along with the other information contained or incorporated by reference in this prospectus. If any other material risks of which we are unaware later occur or become material, our business, financial condition, and operating results could be materially harmed.

Risks Related to our Business

Our revenues and profitability are heavily dependent on prevailing prices for our products and raw materials; if we are unable to pass cost increases along to our customers our margins and operating income may decrease.

REPS’ revenue, gross margins and cash flow from operations are substantially dependent on the prevailing prices we receive for our products and the cost of our raw materials, neither of which we control. The factors influencing the sales price of printed materials include the supply price of paper and demand of our products and competition.

The price of paper, our principal raw material, is subject to market volatility as a result of numerous factors including, but not limited to, general economic conditions, weather, transportation delays and other uncertainties that are beyond our control. Due to such market volatility, we generally do not, nor do we expect to, have long-term contracts with our suppliers. As a result, we cannot assure you that the necessary raw materials will continue to be available to us at prices currently in effect or acceptable to us. In the event raw material prices increase materially, we may not be able to adjust our product prices, especially in the short-term, to recover such cost increases.  If we are not able to effectively pass these cost increases along to our customers, our margins will decrease and our operating income will suffer accordingly.

Our inability to continue to market our existing products and develop new products to satisfy our consumers’ changing preferences could materially adversely affect our operations and revenues.

The printing industry is subject to changing consumer preferences. Increase in use of Internet marketing and other shifts in consumer preferences may adversely affect us if we misjudge such preferences. In addition, sales are substantially dependent upon awareness and market acceptance of our products and brand by our targeted consumers.  We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition and results of operations will be adversely affected.

The recent downturn in the real estate industry has had and may continue to have an adverse effect on our business

Approximately 80% of REPS’ revenues come from sales to real estate agents in the San Francisco Bay area. The real estate industry in general, and in California in particular, has been significantly affected by the recent economic downturn. The decline in sales volume in the San Francisco Bay area has led to a decline in sales for REPS’ products. If these economic conditions continue, then REPS’ revenues could continue to decrease.

We have a minimal operating history, so investors have no way to gauge our long term performance.

We were formed in 1998 and only recently adopted a business plan in the printing industry.  As evidenced by the financial reports we have had no revenue. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.  Our venture must be considered highly speculative.

Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all. As a result, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. While we depend on the abilities and participation of our current management team generally, we have a particular reliance upon Mr. Jeffrey Crowe, Chief Executive Officer of REPS. The loss of the services of Mr. Crowe for any reason could significantly impact our business and results of operations.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Our officers and directors may have conflicts of interest which may not be resolved favorably to us.

Certain conflicts of interest may exist between us and our officers and directors.  Our Officers and Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us.

We have agreed to indemnification of officers and directors as is provided by Delaware Statute.

Delaware Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf.  We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

Our directors’ liability to us and shareholders is limited

Delaware Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances.  Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case.  This provision does not affect the liability of any director under federal or applicable state securities laws.

We may depend upon outside advisors, who may not be available on reasonable terms and as needed.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors.  Our Board without any input from stockholders will make the selection of any such advisors.  Furthermore, we anticipate that such persons will be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us.  In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

We may not have adequate or effective internal accounting controls.

We are constantly striving to improve our internal accounting controls. We hope to develop adequate internal accounting controls to budget, forecast, manage and allocate our funds and account for them. There is no guarantee, however, that any such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. REPS has historically had a basic, loosely controlled bookkeeping system. As a result of these factors, we may experience difficulty in establishing accounting and financial controls, collecting financial data, budgeting, managing our funds and preparing financial statements, books of account and corporate records and instituting business practices that meet the standards required by Generally Accepted Accounting Practices (“GAAP”) and the Securities and Exchange Commission (“SEC”).

SEC rules adopted pursuant to Section 404 of Sarbanes-Oxley require annual assessment of our internal control over financial reporting, and attestation of this assessment by the Company’s independent registered public accountants. The requirement that management perform an assessment of internal controls over financial reporting first applied to our Annual Report on Form 10-K for the fiscal year ending August 31, 2009 and the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our Annual Report on Form 10-K for the fiscal year ending August 31, 2010. The standards that must be met for management to assess the internal control over financial reporting as effective are relatively new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Our lack of budget to cover the costs associated with Section 404 implementation may cause us to declare an adverse opinion on the internal controls audit. If, in the future, management identifies one or more material weaknesses in our internal controls over financial reporting, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

Our operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Although REPS revenues have grown since its inception, we cannot guarantee that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties including the potential failure to:

•	obtain sufficient working capital to support our expansion;

•	expand our product offerings and maintain the high quality of our products;

•	manage our expanding operations and continue to fill customers’ orders on time;

•	maintain adequate control of our expenses allowing us to realize anticipated revenue growth;

•	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed;

•
Anticipate and adapt to changing conditions in the industry resulting from changes in mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

We will encounter substantial competition in our business and any failure to compete effectively could adversely affect our results of operations.

There are currently a number of well-established companies producing products that compete directly with our product offerings, and some of those competitors have significantly more financial and other resources than we possess. We anticipate that our competitors will continue to improve their products and to introduce new products with competitive price and performance characteristics. Aggressive marketing or pricing by our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to successfully introduce new products, which could decrease our profitability.

Our future business and financial performance depends, in part, on our ability to successfully respond to consumer preference by introducing new products and improving existing products. We incur significant development and marketing costs in connection with the introduction of new products. Successfully launching and selling new products puts pressure on our sales and marketing resources, and we may fail to invest sufficient funds in order to market and sell a new product effectively.  If we are not successful in marketing and selling new products, our results of operations could be materially adversely affected.

We may need additional capital to fund our future operations and, if it is not available when needed, we may need to reduce our planned development and marketing efforts, which may reduce our sales revenues.

We believe that our existing working capital, along with cash from operations, will allow us to meet our working capital requirements for 2010.  However, if cash from future operations is insufficient, or if cash is used for other currently unanticipated uses, we may need additional capital from outside sources. Our ability to raise capital in the future will depend on a number of factors, including our financial condition and results of operations and the conditions in the relevant financial markets. We cannot assure you that additional capital, if required, will be available on acceptable terms, or at all. If we are unable to obtain financing on a timely basis and on acceptable terms, we may be required to reduce the scope of our planned expansions, product development and marketing efforts, and in turn our financial position, competitive position, growth and profitability may be adversely affected.

To the extent that we do raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution of the shares held by existing stockholders and could provide purchasers certain rights, preferences and privileges senior to our Common Stock.

We may not be able to effectively control and manage our growth in order to meet demand, and a failure to do so could adversely affect our operations and financial condition.

If our business and markets continue to grow and develop, it will be necessary for us to finance and manage our growth effectively in order to meet demand. In addition, we may face challenges in expanding our current facilities, integrating acquired businesses with our own, and managing expanding product offerings. We may not respond quickly enough to the increased demands caused by such growth on our existing management, workforce and facilities. Failure to effectively deal with such increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

We may not be able to raise sufficient capital to grow our business or continue operations.

We hope to raise $2,500,000 in this offering. However, even if we are able to sell the entire offering, this amount may not be enough to grow our business and fund our operations.

Risks Related to Our Common Stock

Our officers, directors and their relatives control us through their positions and stock ownership, and their interests may differ from other stockholders.

Ken Green is the President of Catalyst. As of June 1, 2010, Mr. Green beneficially owned approximately 75% of our Common Stock.  Assuming the sale of all the shares of Common Stock offered hereby, Mr. Green and entities related to him will beneficially own approximately 42% of our Common Stock.  As a result, our officers and directors and their relatives are generally able to control the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions, such as business combinations. The interests of our directors and officers may differ from other stockholders. Furthermore, the current ratios of ownership of our Common Stock reduce the public float and liquidity of our Common Stock which can, in turn, affect the market price of our Common Stock.

No public market exists for our common stock at this time, and there is no assurance of a future market.

There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all.  If a market should develop, the price may be highly volatile.  Factors such as those discussed in the “Risk Factors” section may have a significant impact upon the market price of the shares offered hereby.  Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities.  Even if a purchaser finds a broker willing to effect a transaction in our shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of our shares as collateral for any loans.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Additionally, we may not issue any preferred stock or convertible debt. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the generation of excess cash flows that are not re-invested in the business.

Our Common Stock may be thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We intend to apply to have our Common Stock quoted on the Over-the-Counter-Bulletin Board (“OTCBB”) market by a market maker. The trading volume of our Common Stock may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCBB stocks and certain major brokerage firms restrict their brokers from recommending OTCBB stocks because they are considered speculative, volatile and thinly traded. The OTCBB market is an inter-dealer market that is much less regulated than the major exchanges and our Common Stock is subject to abuses, volatility and shorting. As a result, there is currently no broadly followed or established trading market for our Common Stock and an established trading market may never develop or be maintained. The quoted price for our Common Stock on the OTCBB may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Common Stock and as a result, the market value of our Common Stock likely would decline. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

Our Common Stock is currently subject to the “penny stock” rules which require delivery of a schedule explaining the penny stock market and the associated risks before any sale.

Our Common Stock may be subject to regulations prescribed by the SEC and FINRA (Financial Industry Regulation Authority) relating to “penny stocks.” The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse)). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction other than exempt transactions involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Our Common Stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our Common Stock, if listed,  could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company.  The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time.  Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

We have determined an arbitrary offering price of our shares.

Our offering price of our shares has been determined arbitrarily by us with no established criteria of value.  There is no direct relationship between these prices and our assets, book value, lack of earnings, shareholder’s equity, or any other recognized standard of value of our business.

USE OF PROCEEDS

If all $2,500,000 in shares offered hereunder are sold, we will receive approximately $2,460,000 (net) after deducting expenses of the offering currently estimated at $40,000.

The net proceeds of our Offering will be applied to general corporate funds and potential acquisitions not yet identified. Our management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized.

Although we reserve the right to reallocate the funds according to changing events, we believe that the net proceeds from this Offering will be sufficient to fund our initial general and administrative capital requirements for a period of twelve months.   The foregoing assumes our Offering will be fully subscribed.  We can assure that we will require additional funds to carry out our business plan.  The availability and terms of any future financing will depend on market and other conditions. Our use of proceeds are based upon the projections by our Management, which may also change according to unforeseen future events and market changes.

If less than the maximum offering is sold, we will have inadequate working capital and funds to fund any expansion of operations.  This lack of funds could and would severely limit our operations, and might render us unable to carry out our business plan with resulting business failure.

DETERMINATION OF OFFERING PRICE

We have no established market for our common stock.

We have arbitrarily determined our offering price for shares to be sold pursuant to this offering at $2.50.  The major factors that were included in determining the initial sales price to our founders and private investors were the lack of liquidity since there was no present market for our stock and the high level of risk considering our lack of operating history.

The share price bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value and were arbitrarily determined in the judgment of our Board of Directors.

DILUTION

We are registering 1,000,000 shares of our common stock for sale to the public.

Comparative Data

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of our shares of common stock purchased the percentage ownership of such Shares, the total consideration paid, the percentage of total consideration paid and the average price per Share.  All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

	Shares Purchased(1)		Total Consideration		Average
	Number	Percent (2)	Amount	Percent (3)	Price/Share
1) Existing Shareholders	1,265,480	100%	$150,000	100%	$.12

2) New Shareholders	1,000,000	44%	$2,500,000	96%	$2.50

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

(1)	1,265,480 shares were issued at $.12 per share average.
(2)	Percentage relates to total percentage of shares sold up to such increment.
(3)	Percentage relates to total percentage of capital raised post offering.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% of the shares in the offering are sold.

	25%	50%	75%	100%
Net tangible book value per share prior to stock sale(1)	$.01	$.01	$.01	$.01
Net tangible book value per share after stock sale	$.003	$.003	$.003	$.002
Average cost of shares owned by current stockholders per share	$.51	$.79	$1.00	$1.17

(1)	Computation of net tangible book value per share prior to stock sale includes the deduction of offering costs of $40,000.

As at August 31, 2009, the net tangible book value of our stock was $.01 per share and at August 31, 2008  was $.01 per share.  If we are successful in achieving selling shares at the exercise price, the pro forma net tangible book value of our stock after deducting the offering costs of $40,000 would be as shown in chart above.  That would represent an immediate increase in net tangible book value per share and per share dilution to new investors as shown in chart above, assuming the shares are sold at the offering price of $2.50 for 1,000,000 shares.  Our existing stockholders have purchased a total of 1,265,480 shares for an aggregate amount of $150,000 or an average cost of $.12 per Share.  The book value of the stock held by our existing stockholders will increase per share, while new purchaser’s book value will decrease from purchase price, as shown in chart above, to the net tangible book value.

PLAN OF DISTRIBUTION

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares on a self-underwritten basis.  There will be no underwriters used on sales of the 1,000,000 shares to the public, no dealers' commissions paid on sales of the 1,000,000 shares to the public, and no passive market making. Our officers and directors, will sell securities on our behalf in this offering.  Our officers and Directors  are not subject to a statutory disqualification as such term is defined in Section (a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers.  They are serving as our officers and directors otherwise than in connection with transactions in securities and will continue to do so at the conclusion of this offering.  They have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months.  Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities.  We will only use this prospectus in connection with this offering and no other sales materials.

There is no market for the securities at this time and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends.  Until a public market develops, we are registering our shares for sale at the following prices:

Title	Per Share
Common Stock	$2.50

At any time after a market develops, our shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

The prices for sale of shares were arbitrarily set at $2.50 per share, and bear no relationship to any quantification of value.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

    As of June 1, 2010, there were 1,265,480 shares of our Common Stock issued and outstanding. Our shares of Common Stock are held by 51 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

In addition, 156,750 shares of Catalyst stock may be issued to Watkins Worldwide LLC, a consulting firm, as a finder’s fee. However, there is a dispute with Watkins related to his contract performance. The contract was setup for Watkins to deliver acquisition targets and prepare them and have them audited to be included with the S1. His contract was for 1 year with a monthly retainer of $8,000 but he also took monies from potential targets and didn’t complete his obligations. The Company has terminated the contract; it has not been determined if the company will pursue Watkins to get the monies back.

All shares are equal to each other with respect to voting, liquidation, and dividend rights.  Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares.  Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors.  There is no quorum requirement for shareholders' meetings.  Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding.  Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders.  There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares.  Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares.  It should be noted that the board of directors without notice to the shareholders may amend the By-Laws.  Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so.  In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

Preferred shares

We have no preferred shares authorized.

Transfer Agent

The transfer agent for our securities is American Registrar & Transfer 342 E. 900 South St., Salt Lake City, UT 84111

INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF OUR BUSINESS

Catalyst Group Holdings Corp. (“Catalyst”) is a holding company with one subsidiary, REPS, which is a printing company based in Campbell, California.

Catalyst was originally incorporated as Pop Starz Ventures 3, Inc. in the State of Delaware on August 7, 2008.   Pop Starz Ventures was a shell company with no operation and only nominal assets. We have retained an August 31st  year end.

On September 9, 2009, Catalyst Financial Group, Inc. purchased 945,000 shares of Pop Starz Ventures for $19,000. Immediately following the closing of this purchase, Michelle Tucker resigned her position as director and Ken Green was appointed sole director and sole officer of the Company. As part of the transaction, the following were cancelled:

(a) Any employment agreements, stock purchase agreements, stock option agreements, convertible instruments and outstanding warrants of any kind whatsoever, by and between, or among, the Seller and the Company; and

(b) Any loan agreements, expense reimbursement agreements, payment agreements, or monetary agreements of any kind whatsoever, by and between the Seller and the Company.

On September 29, 2009, the Company amended its Articles of Incorporation to change its name to Catalyst Group Holdings Corp.

On November 17, 2009, Catalyst acquired 100% of the common stock of Real Estate Promotional Services, Inc. (a Florida corporation) for $250,000 subject to delivery of audited financial statements and compliance with other conditions set forth in the stock purchase agreement. The $250,000 purchase price was paid via a 6-month convertible debenture that bears an interest rate of 10% and has a conversion ratio of 1 share of common stock for every $1 outstanding. At the time of this filing, $250,000 of the Convertible Debenture are issued and outstanding.  The Convertible Debentures are convertible at the option of the Company or by Jeff Crowe, the Chief Executive Officer of REPS.

Products

REPS’s core products are postcards, brochures, related mailing services and web site development.

This table shows the breakdown by product of revenue:

Rep's Web: Product sales	1/1-11/16
	2009	2008
Postcards	$51,736	$80,494

Showcase flyers	59,990	4,516

Other parts	23,175	32,752

Printing	61,768	85,664

Mail	28,983	49,616

Other service	59,148	153,637
Total revenue	$284,800	$406,679

Raw Materials and Suppliers

Our raw materials include paper and printing supplies. We purchase raw materials from office supply stores and do our own printing.

Employees

As of June 8, 2010, we had 4 full-time employees, all in REPS’s.  This lean staffing is possible in this phase because of our determination to outsource all operating functions. Our staff positions will be filled as budget allows and business demands require, and the positions may be altered in response to business needs.

Company Information

Our principal executive offices are located at 1739 Creekstone Circle San Jose, CA 95133 (408) 691-0806. Our website addresses are http://catalyst.repsweb.com/, and www.repsweb.com.  The information contained on our website or that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our Common Stock.

Through our subsidiary (REPS), we engage in advertising for the real estate industry.

REPS

REPS is a printing company based in Campbell, California that consults, designs and delivers marketing collateral for the real estate industry and individual/small businesses. Its products include post cards, glossy brochures, creative design and mailing services that promote the listing property, real estate agent, small business or individual.

Essentially all of REPS’ sales are from customers in the San Francisco Bay area. REPS consults, designs and delivers real estate marketing collateral and consulting to promote real estate agents and their listed properties and help sell homes, as well as related industries like mortgage and title company representatives who also need to promote themselves.  Recognizing similar needs of individuals and small businesses, REPS also services this customer base as a small portion of its overall business. REPS was started in 1998 by Jeff Crowe, who is now its president.

REPS was launched in 1998 and soon acquired a contract with Cornish & Carey Commercial, a Northern California commercial real estate firm. REPS become profitable in its second year of operation.  In 2000, REPS acquired the design and print business of Opticom, Inc., a high-end collateral competitor in San Jose, California. REPS purchased the piece of Opticom’s business for $15,000.  The client list that came with the purchase was for Opticom’s high-end “showcase” customers and added this product segment to the company portfolio.

Target Market and Size

Most active real estate agents use marketing collateral such as that produced by REPS.  As a result, gaining all the business from a single agent can be lucrative, up to $5,000 per year.

REPS has become adept at attracting repeat business due to good quality work and order timeliness. Approximately 17% of REPS customers account for about 60% of the current year’s revenue.

The Opportunity

Real Estate

Over 20,000 real estate agents in the San Francisco Bay area and the Sacramento area list houses and use printed and web collateral to sell their listings.

Non-Real Estate Opportunities: Individuals and Small Businesses

Currently, non-real estate customers make up only a small part of REPS’ business; however, REPS plans on expanding this part of its business.

We believe that individuals and small businesses in need of marketing collateral present an attractive growth opportunity for REPS.

In Silicon Valley alone, there are over a hundred filings of “DBAs” per week where people must publicly state they are going into business for themselves.  These filings are in local newspapers and some specific newspapers focused on business in the area (i.e. Silicon Valley Business Journal).  This provides REPS with an instant, continual flow of leads every week.

These customers typically need to get themselves established and presentable as a business, so they will need an identity (logo, font and color scheme), business cards, letterhead and envelopes.  Some may need a basic Web site.

Each opportunity for these types of customers represents a potential of $399 to $599 per transaction, depending on the services they decide to use.

Business Model

So far, REPS’ marketing has been based upon customer referrals (“word of mouth” advertising), with little to moderate promotion.

For real estate customers, the agent picks out a product and provides some vital information. REPS faxes or emails a “proof” to the agent for approval or changes.  Upon acceptance, the job is printed and delivered.  Their credit card is billed upon completion of the job for immediate payment and revenue is recognized.

For small businesses or individuals there a very similar process is used, which is quick turn, small print runs and creative design work.

Sales Cycle and Order Process Cycle

The sales cycle for a collateral product is very short and many customers repeat business.  The effective pricing allows agents to “try them out” with little monetary risk, typically about $100.

The order process cycle is relatively quick, depending on the agent’s needs and urgency.  A product turnaround is promised in two to three days, but REPS frequently completes jobs within 24 hours.  An expedite fee is charged for same day orders.

Products and Services

REPS’ products are marketing services and collateral design to help real estate agents sell their services and listed homes. All products and services are designed to save agents’ time and ease their mind about marketing homes.  Similar products are offered to individuals and small businesses to promote their businesses and products.

REPS Products and Services

Postcards – “Just Listed” or “Just Sold” cards are common for real estate and promoting a new business for small businesses

Brochures – Black and white or color brochures combining text, graphics and images on light-weight or heavy stock paper

Showcase – High-quality brochures printed on high-gloss paper that contain multiple color photos and information for high-end homes or products

Web site development – small, personal web sites for agents or individuals

Most of the services REPS provides are, or can be, included in the price of the delivered products, such as delivery, design services, consulting and photography of high-end homes. These services can be purchased either with or without the purchase of REPS’ products.

Mailing services

REPS has direct mail capability, as well as a bulk mail indicia, so customers do not need to get their own bulk permit.  Direct mail minimum is 200 pieces and the capability is up to 20,000 for a fast turnaround.  Larger orders can be accommodated, but will require additional time.  REPS has mailing software to manage mailing lists, clean up addresses and sort for the lowest postage.  Additionally, bar-coding capability is available to reduce postage to the lowest possible rate.

Consulting services

These services help agents determine which product(s) are best for their approach to selling a listed home.

Design services

The design services are included in the development of marketing collateral, some customers may want services for their non-real estate needs, such as personal signs or cards.  Design services are charged by the hour.

Photography service

Photographs can be taken of a house for use in a flyer or showcase, via digital camera or standard film camera.  This service can be available for small businesses as well for person head-shot or product imaging.

Delivery

For printing and delivery outside of the local area, REPS has contracted with Kinko’s for printing and delivery for basic flyers.  This allows REPS to service customers with the same turnaround anywhere in the country.

Customer Segments

REPS’ customer base can be divided in six segments:

•	Real Estate Agents
•	Real Estate Companies
•	Mortgage Companies
•	Title Companies
•	Individuals operating a business
•	Small businesses

Real estate agents are REPS primary clients and represent 80% of its total business today, with a growth plan to expand to individuals and small businesses and balance the customer base. Real estate and related segments have very specific needs in terms of the quality of the products and places a lot of value on their time. Agents indicate they prefer to devote their energy to make contacts and sell homes instead of developing marketing pieces for which they do not have the necessary equipment or time. At current REPS price levels, this customer segment shows very low price sensitivity; that is, they usually order the most expensive and best quality products. Agents expect superior customer service like being able to place orders via phone or fax and have the products available within a short period. Higher quality products and time saving are the two main needs that REPS has been trying to satisfy during the past three years.

Secondary customers are mortgage and title companies and agents. These customer segments share some of the real estate agent segment requirements in terms of high quality products but are more price-sensitive and usually place large orders but the purchase frequency rate is lower.

The planned expansion to include individuals and small businesses will diversify the customer base and will leverage the current core competency and skill set.  Additionally, the average sale target for the new segments will be $450, rather than at the $200 level in the real estate segments.

Competitive Advantage

REPS’ small size provides it with three competitive advantages over existing print shops and agents that choose to produce their own marketing collateral:

1.	Ease of doing business – REPS is accustomed to working with small businesses, which provide the majority of its orders.

2.
Flexibility – REPS can be flexible with variations and last minute changes. Also, REPS’ wide variety of printers allows for efficient handling of small jobs. REPS’ competitors have larger scale printers.

3.	Lower cost and competitive prices – Due to REPS’ efficient equipment, its cost of production is relatively low which allow it to price its products lower than competitors.

Marketing and Growth Plan

With REPS’ design and print process in a very efficient state, its process capability (equipment and office space) can accommodate twice the current business. With the fixed and overhead costs in place, the variable costs to fill up the capacity is marginal, which is the labor required to design and deliver orders.  REPS intends on continuing to make its operations as scalable and reproducible as possible, which will allow REPS to enable quick launching of new office operations if it decides to expand to other cities.

REPS also intends, dependent upon available to capital, to initiate a marketing campaign. The marketing campaign will consist mainly of direct mail and presentation to agents. Additionally, it could include presentations on trade shows. The budget will be distributed between some direct mail campaign, presentations and customer visits.

Description of Property

On February 2, 2008, REPS entered into a lease agreement with Campbell Express. The leased premises have a monthly lease payment of $1,050. The agreement has a term of two years.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is no public trading market for our stock, and we have not applied to have the common stock listed.  We intend to apply to have the common stock quoted on the OTC Bulletin Board immediately after filing this registration statement.  No trading symbol has yet been assigned.

The offering of the shares registered hereby could have a material negative effect on the market price for the stock if it is approved for quotation on the OTCBB.

Rules Governing Low-price Stocks That May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system.  After filing the registration statement in which this prospectus is included, we intend to solicit a broker to apply for quotation of common stock on the FINRA's OTCBB.

Quotations on the OTCBB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.  The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.  In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have 52 shareholders of record of our common stock.  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, our existing shareholders hold 1,265,480 shares.

Dividends

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the heading “Risk Factors.”

Overview

Catalyst Group Holdings Corp. was incorporated on August 7, 2008 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

REPS are the only significant operations of the Company and its affiliates, Therefore this discussion and analysis focuses on the business results of REPS, comparing its results of the period from January 1, 2009 through November 16, 2009 with its results of full-year 2008.

In the period ended November 16, 2009 our revenue decreased to $284,800 compared to $406,679 for the full year 2008.  We believe that this decrease was mainly due to a drop in the real estate market, which was mainly affected by the international financial crisis.

We believe that we will overcome the contraction in our revenues experienced as the economy improves.

Finally, we plan to continue to focus on creating new high margin products in the future to supplement our current product offering.  We believe that the new products will provide us a higher margin because of less competition in these new product areas.

One of the Company's current business objectives is to locate suitable business combination opportunities.

During the next 12 months we anticipate incurring costs related to:

           (i)   Filing of Exchange Act reports;

           (ii)  Officer and director's salaries and rent; and

           (iii) Consummating acquisitions.

We believe we will be able to meet these costs through amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors. However, no assurance can be given that we will be able to raise additional capital, when needed or at all, or that such capital, if available, will be on acceptable terms. In the absence of obtaining additional financing, the Company may be unable to fund its operations. Accordingly, the Company's financial condition could require that the Company seek the protection of applicable reorganization laws in order to avoid or delay actions by third parties, which could materially adversely affect, interrupt or cause the cessation of the Company's operations. As a result, the Company's independent registered public accounting firm has issued a going concern qualification on the consolidated financial statements of the Company for the quarter ended November 30, 2009.

  Prior to consummating another business combination transaction, we do not anticipate:
           (i)   Any expenditures for research and development;

           (ii)  Any expenditures or cash receipts for the purchase or sale of  any property plant or equipment; or

           (iii) Any significant change in the number of employees.

RESULTS OF OPERATIONS

Comparison of periods ended November 16, 2009 and December 31, 2008(Real Estate Promotional Services, Inc.)

Revenues

In the period ended November 16, 2009 our revenue decreased to $284,800 compared to $406,679 for the full year 2008. We believe that this decrease was mainly due to a drop in the real estate market, which was mainly affected by the international financial crisis.

Operating Expenses

 The following table presents consolidated operating expenses as a percentage of net revenues:

Period end Nov.16
	2009	2008	%
General and administrative	$206,074	307,031	(30)%

As a percentage of revenue	75%	76%	(30)%

General and administrative expenses decreased to $206,074 for the period ending November 16, 2009 from $307,031 for fiscal 2008. The expenses decreased in the same proportion that revenues did, based on a shorter period and economic slowdown.

Interest Expense

Interest expense was $22,156 for 2008, and $9,187 for the period ending November 16, 2009 primarily due to a change in accounting for credit card fees. Loans increased from $38,738 at December 31, 2008 to $108,336 at November 16, 2009.

Income Tax

Until November 2009, we were a sole proprietorship and did not have a direct tax burden. Tax was paid at the personal level of the principal, Jeff Crowe. The calculation was integrated into his total tax liability.

We adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”) (ASC 740), on November 16, 2009 and had no material adjustment to our liabilities for unrecognized income tax benefits since its adoption.

Net Income

Net income was $29,175 for 2008, compared to a loss of $61,365 the period ending November 16, 2009. Such decrease in profit was primarily due to a decrease in sales, as previously discussed.

Changes in Financial Condition

During 2008, total assets decreased $6,301, from $12,166 at December 31, 2008 to $5,144 at November 16, 2009.  The majority of the decrease was in cash and accounts receivable.

For November 16, 2009, cash and cash equivalents decreased to $1,886 as compared to $6,911 for the fiscal year ended December 31, 2008.  The decrease in cash was mainly due to a decrease of net income in 2009.

At November 16, 2009, the accounts receivable balance decreased to $3,258 from $3,892 at December 31, 2008 due primarily to timing differences.

Liquidity and Capital Resources

As of November 16, 2009, we had cash of $1,866 as compared to $6,911 as of December 31, 2008. We believe that projected cash flows from operations, anticipated cash receipts, cash on hand, and trade credit will provide the necessary capital to meet our projected operating cash requirements for at least the next 12 months.

Our working capital has historically been generated from the operating cash flow, advances from our customers and loans from bank facilities. Our working capital was $5,144 as of November 16, 2009, compared to working capital of $12,166 as of December 31, 2008, mainly due to a decrease in cash and accounts receivable as discussed above.

Our independent auditor has issued an audit opinion for REPS Graphic Design and Printing, Inc. which includes a statement expressing substantial doubt as to our ability to continue as going concern.

For our long term planned expenditures we will likely need to seek additional debt or equity financing. We believe that any such financing could come in the form of debt or the issuance of our Common Stock in a private placement or public offering.  However, there are no assurances that such financing will be available or available on terms acceptable to us. To the extent that we require additional financing in the future and are unable to obtain such additional financing, we may not be able to fully implement our growth strategy.

Critical Accounting Policies

Management’s discussion and analysis of the Company’s financial condition and results of operations is based upon the Company’s consolidated financial statements, which have been prepared in accordance with U.S. GAAP. Our financial statements reflect the selection and application of accounting policies, which require management to make significant estimates and judgments. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe that the following reflects the more critical accounting policies that currently affect our financial condition and results of operations.

Revenue Recognition

We recognize revenue upon meeting the recognition requirements of Staff Accounting Bulletin No. 104, Revenue Recognition. Revenue from sales of the Company’s products is recognized upon shipment or delivery to its distributors or end users, depending upon the terms of the sales order, provided that persuasive evidence of a sales arrangement exists, title and risk of loss have transferred to the customer, the sales amount is fixed or determinable and collection of the revenue is reasonably assured. Our credit terms for distributors with good credit history are from 30 days to 90 days. For new customers, we usually require 100% advance payment for direct export sales. Customer advances are recorded as advances from customers, which are a current liability. Our payment terms with distributors are not determined by the distributor’s resale to the end customer. According to our past collection history, the bad debt rate of our accounts receivable is less than 1% and because of our strict quality standards during the production, storage and transportation process we have experienced no returns based on the quality of our products. Our customers have no contractual right to return our products and historically we have not had any products returned. Accordingly, no provision has been made for returnable goods. We are not required to rebate or credit a portion of the original fee if we subsequently reduce the price of our product and the distributor still has right with respect to that product.

MANAGEMENT

The following table sets forth as of June 8, 2010 the names, positions and ages of our current executive officers and directors. Our directors serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Our officers are appointed by the Board of Directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of the Board of Directors.

Name of Current Director and/or Executive Officer	Age	Position(s) with the Company
Kenneth Green	50	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director
Jeffrey Crowe	44	President of REPS
Lincoln Ong	48	Director
Russ McReynolds	57	Director
Bob Bates, CPA	41	Director

The following sets forth further information about our directors and executive officers.

Kenneth Green, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director: Mr. Green was appointed Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Secretary, Treasurer and Director as part of the Catalyst reverse merger with Pop Starz 3 in August, 2009. Mr. Green is also President of Catalyst Financial Group, Inc., a business incubation firm. At Catalyst Financial Group, Inc., Mr. Green has served as a management consultant specializing in marketing, sales, business analysis, organizational management, information systems implementation, consumer product marketing promotions, consumer trade shows, and strategic alliances for charter airline operations, fixed base operators, a major national food retailer chain, commercial fuel distributors, commercial construction operations, automobile dealers, automobile parts distributors, aviation parts distributors, wineries, craft breweries, artisan dairies, organic food operations, merchant banks, capital leasing companies, and other middle market operations. Mr. Green has a Master’s Degree in Business Administration from the University of Phoenix.

Jeff Crowe, President. Mr. Crowe founded REPS in 1998 and has been its president since 2009 (REPS was a sole proprietorship before 2009 and Mr. Crowe was its sole owner). Mr. Crowe was the head of the graphic arts department for Cornish & Cary, a Northern California commercial real estate agency and was manager of the graphic arts department for Frost & Sullivan, an international consulting firm.

Russ McReynolds, Director. He earned his BBA, major in accounting in 1974 and received his Masters of Accountancy in 1999, both from the University of Oklahoma.

Lincoln Ong, Director. He earned his BS at San Francisco State University. He has worked as a Systems Programmer, System Software Developer and Systems Engineer and currently for High Wire Press.

Bob Bates, Director, CPA, CVA, CFE.  He is CFO of Inova Technology (INVA.OB) and received a BS from Bucknell University.

Committees of the Board of Directors

We currently have 4 directors.  We do not have any committees of the Board of Directors. The directors act as the Company’s audit committee. We do not have an audit committee financial expert as defined by SEC rules.

CONFLICTS OF INTEREST - GENERAL

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses.  Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement is contained in our Articles of Incorporation, Bylaws, or minutes which require officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise.  Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company.  We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

 Corporate Governance

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our Web site at http://catalyst.repsweb.com/.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

The following table sets forth certain information concerning compensation of the President and our most highly compensated executive officers for the fiscal years ended August 31, 2009 and 2008 the ("Named Executive Officers"):

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Green	8/31/2008	—	—	—	—	—	—	—	$0
	8/31/2009	—	—	—	—	—	—	—	$0
(1)     Mr. Green is eligible to receive a fee but has declined to accept the fee during the year ended August 31, 2009, due to the working capital constraints experienced by the Company.

The Company’s executive officer does not receive any compensation for serving as executive officer of the Company but has an employment agreement in place once there is sufficient cash flow in which it would allow for Kenneth Green to receive salary up to $600,000 annually should the company have operations and funds sufficient to pay it. Should a termination or change of control occur he is entitled to 36 months of salary and other related benefits.

Option and Warrant Grants in Last Fiscal Year; Outstanding Equity Awards

No options or warrants were granted in the last fiscal year and no options or warrants are held by the Company’s executive officers.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table” during the year ended August 31, 2009:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option Awards ($)	Non-equity incentive plan compen- sation ($)	Non- Qualified Deferred compen- sation earnings ($)	All other compen-sation ($)	Total ($)
Kenneth Green	0	0	0	0	0	0	0

Lincoln Ong	0	0	0	0	0	0	0

Russ McReynolds	0	0	0	0	0	0	0

Bob Bates	$2,500	0	0	0	0	0	$2,500
(1)     Mr. Bates received $2,500 for his services in the preparation of and maintenance of our SEC reporting documentation.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of our officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.  We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

PRINCIPAL STOCKHOLDERS

The following table provides information concerning beneficial ownership of our capital stock as of June 8, 2010, and as adjusted to reflect the sale of shares of Common Stock in this offering, by:

•	each stockholder, or group of affiliated stockholders, who owns more than 5% of our outstanding capital stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 1,265,480 shares of Common Stock outstanding as of June 8, 2010 and 2,265,480 shares of Common Stock outstanding upon the completion of this offering, if this offering is fully subscribed. The following table assumes that the persons listed therein do not purchase any of the stock offered hereby. Although the persons listed in this table have the right to purchase the stock offered hereby, they have expressed to us that they do not intend on doing so.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of June 8, 2010 or issuable upon conversion of convertible securities which are currently convertible or convertible within 60 days of June 8, 2010 are deemed outstanding and beneficially owned by the person holding those options, warrants or convertible securities for purposes of computing the number of shares and percentage of shares beneficially owned by that person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

Unless otherwise indicated in the footnotes, the principal address of each of the stockholders below is c/o Catalyst Group Holdings Corp., 1739 Creekstone Circle, San Jose, California 95133.

	Shares Beneficially Owned
		Percent
Name and Address of Beneficial Owner (1)	Number	Before Offering	After Offering

Kenneth Green, CEO, CFO, Secretary/Treasurer and Director	945,000	75%	42%

Russ McReynolds, Director	0	0	0

Lincoln Ong, Director	106,800	9%	5%

Bob Bates, Director	68,000	6%	3%

Jeffrey Crowe, President of REP’s	4,600	0%	0%

All officers and directors (4 individuals)	1,129,000	89.2%	49.8%

(1)	Unless otherwise stated, the address is c/o Catalyst Group Holdings Corp., 1739 Creekstone Circle, San Jose, California 95133

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons, Promoters and Certain Control Persons

On August 7, 2008, in connection with the formation of the Company, the founder (TFST) of the Company received 100,000 shares of common stock from the Company for an aggregate of $354, or $.001 per share.

In August 2008, the Tucker Family Spendthrift Trust (“TFST”), advanced $2,600 to the Company. The advance is considered short-term in nature, and is non-interest bearing. During the year ended August 31, 2009, TFST loaned the Company an additional $8,689. As of August 31, 2009, the total advanced was $11,289. TFST accepted 945,000 shares of common stock as repayment of $9,450 of the advances made to the Company.

Ken Green has taken a Consulting Fee of $25,000 from Operating Funds during the six months ended February 28, 2010.  Mr. Green, the Company’s Chief Executive Officer, only takes such fee as the working capital permits and took no fee during the year ended August 31, 2009.

The amount due to CFGI (a company related to Ken Green) by the Company was $73,859 at August 31, 2009 but was subsequently booked to paid in capital.

 DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES

The Delaware Business Corporation Act requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Delaware Business Corporation Act permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Delaware Business Corporation Act prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Delaware Business Corporation Act may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Delaware Business Corporation Act also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Delaware Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

REAL ESTATE PROMOTIONAL SERVICES, INC.
Index to Financial Statements
____________

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board Members of
Real Estate Promotional Services
(sole proprietorship)
Predecessor Entity to Catalyst Group Holdings, Corp.
Campbell, California

We have audited the accompanying consolidated balance sheets of Real Estate Promotional Services Inc., as of November 16, 2009 and December 31, 2008 and the related consolidated statements of operations, changes in proprietors’ deficit and cash flows for the period from January 1, 2009 through November 16, 2009 and the year ending December 31, 2008. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Real Estate Promotional Services. as of November 16, 2009 and December 31, 2008 and the results of its operations and its cash flows for the period from January 1, 2009 through November 16, 2009 and the year ending December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a loss and has a net capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malone Bailey LLP
Houston, Texas
malonebailey.com
June 8, 2010

F-2

Real Estate Promotional Services
Predecessor Entity to Catalyst Group Holdings Corp.
Balance Sheets

	11/16/2009	12/31/2008

Assets

Cash	$1,886	$6,911

Accounts Receivable	3,258	3,892

Undeposited funds	-	1,363

Total assets	$5,144	$12,166

Liabilities

Accrued Interest	$2,495	$-

Sales tax payable	452

Credit card lines of credit	74,693

Accounts Payable	3,652	-

Loan payable	27,044	38,738

Total liabilities	108,336	38,738

Proprietor's deficit	(97,523)	(82,268)

Retained earnings	(5,669)	55,696

Total Proprietor's Deficit	(103,192)	(26,572)

Total Liabilities & Proprietor's Deficit	$5,144	$12,166

See accompanying notes to consolidated financial statements

F-3

Real Estate Promotional Services
Predecessor Entity to Catalyst Group Holdings Corp.
Consolidated Statements of Operations

	January 1, 2009-	Year Ended
	November 16, 2009	December 31, 2008

Sales	$284,800	$406,679

Cost of sales	(130,904)	(47,182)

Gross profit	153,896	359,497

G&A expenses	(206,074)	(307,031)

Income (loss) from Operations	(52,178)	52,466

Interest expense	(9,187)	(23,291)

Net income (loss)	$(61,365)	$29,175

See accompanying notes to consolidated financial statements

F-4

Real Estate Promotional Services
Predecessor Entity to Catalyst Group Holdings Corp.
Consolidated Statement of Cash flows

	January 1, 2009-	Year Ended
	November 16, 2009	December 31, 2008

OPERATING ACTIVITIES
Net Income (loss)	$(61,365)	$29,175
Adjustments to reconcile Net Income
to net cash provided by operations:
Accrued interest	2,495	-
Accounts payable	3,652	(15,349)
Undeposited funds	-	799
Accounts receivable	634	(1,844)
Other current assets	1,363	-
Sales tax payable	273	5,610
Net cash provided by Operating Activities	(52,948)	18,391

FINANCING ACTIVITIES
Draws	(15,255)	-
Proceeds from LOC	63,178	-
Payments of Loan	-	(11,480)
Net cash used by Financing Activities	47,923	(11,480)

Net cash increase for period	(5,025)	6,911
Cash at beginning of period	6,911	-

Cash at end of period	$1,886	$6,911

SUPPLEMENTAL CASHFLOW DISCLOSURE
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to consolidated financial statements

F-5

Real Estate Promotional Services
Predecessor Entity to Catalyst Group Holdings Corp.
Consolidated Statement of Proprietor's Deficit

	Draws	Profit/Loss	Total

December 31, 2007	$(82,268)	$26,521	$(55,747)

2008 activity	-	29,175	29,175

December 31, 2008	(82,268)	55,696	(26,572)

January 1, 2009-
November 16, 2009	(15,255)	(61,365)	(76,620)

November 16, 2009	$(97,523)	$(5,669)	$(103,192)

See accompanying notes to consolidated financial statements

F-6

REAL ESTATE PROMOTIONAL SERVICES
PREDECESSOR ENTITY TO CATALYST GROUP HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES:

NATURE OF BUSINESS AND BASIS OF PRESENTATION

Real Estate Promotional Services (REPS) is a Campbell, California, based company that consults, designs, and delivers marketing collateral for the real estate industry and individual/small businesses. The products include post cards, glossy brochures, creative design and mailing services that promote the listing property, real estate agent, small business or individual.

REPS focuses on a local region. It consults designs and delivers real estate marketing collateral and consulting to promote real estate agents and their listed properties and help sell homes, as well as related industries like mortgage and title company representatives who also need to promote themselves. Recognizing similar needs of individuals and small businesses, REPS also services this customer base as a small portion of the overall business.  REPS was started in 1998 by Jeff Crowe and was operated as a sole proprietorship until November, 2009. Subsequent to the date of these financial statements, the Company formed a Florida corporation named Real Estate Promotional Services, Inc. (REPS) in November 16, 2009 and transferred all of its assets into this corporation.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

Revenue Recognition

We recognize revenue upon meeting the recognition requirements of Staff Accounting Bulletin No. 104, Revenue Recognition. Revenue from sales of the Company’s products is recognized upon shipment or delivery to its distributors or end users, depending upon the terms of the sales order, provided that persuasive evidence of a sales arrangement exists, title and risk of loss have transferred to the customer, the sales amount is fixed or determinable and collection of the revenue is reasonably assured. Our credit terms for distributors with good credit history are from 30 days to 90 days. For new customers, we usually require 100% advance payment for direct export sales. Customer advances are recorded as advances from customers, which are a current liability. Our payment terms with distributors are not determined by the distributor’s resale to the end customer. According to our past collection history, the bad debt rate of our accounts receivable is less than 1% and because of our strict quality standards during the production, storage and transportation process we have experienced no returns based on the quality of our products. Our customers have no contractual right to return our products and historically we have not had any products returned. Accordingly, no provision has been made for returnable goods. We are not required to rebate or credit a portion of the original fee if we subsequently reduce the price of our product and the distributor still has right with respect to that product.

F-7

CASH AND CASH EQUIVALENTS:

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

PREDECESSOR REPORTING

REPS is considered to be the predecessor entity to Catalyst Group Holdings Corp. due to the fact that Catalyst was a development stage enterprise and was much smaller than REPS. These financial statements include the accounts of REPS’. The accompanying financial statements have been prepared to present the statements of financial position of REPS’ and statements of operations and cash flows of REPS’ for inclusion in the Company’s Form S-1 registration statement for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by S-X Rule 8-02. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America using REPS’ specific information maintained within its books and records.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").

Due to the acquisition of Reps’, the registrant is no longer a development stage company.

NOTE 2. GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies REPS Graphic Design & Printing will continue to realize its assets and discharge its liabilities in the normal course of business.  REPS Graphic Design & Printing continues to generate revenues, however, incurred losses in certain years.  The continuation of REPS Graphic Design & Printing as a going concern is dependent upon the continued financial support from its ability to generate cash flow from its operations the ability of REPS Graphic Design & Printing to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding REPS Graphic Design & Printing 's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should REPS Graphic Design & Printing be unable to continue as a going concern.

NOTE 3: INCOME TAXES

Income Tax

Until November 2009, we were a sole proprietorship and did not have a direct tax burden. Tax was paid at the personal level of the principal, Jeff Crowe. The calculation was integrated into his total tax liability.

We adopted ASC 740, Accounting for Uncertainty in Income Taxes on November 16, 2009 and had no material adjustment to our liabilities for unrecognized income tax benefits since its adoption.

The Company is a sole proprietorship and taxed on the owner's individual tax return. As such, no provision for income taxes has been accrued.

F-8

NOTE 4: DEBT

Current Liability

There is a business line of credit from Wells Fargo which is accessed by a credit card. The credit limit is $45,000 and the current interest rate is 6.75% and balance is $44,242. There is a business line of credit from Chase which is accessed by a credit card. The credit limit is $34,000 and the current interest rate is 21.99% and balance $22,528. There is a business line of credit from Capital One which is accessed by a credit card. The credit limit is $10,000  and the current interest rate is 12.9% and balance $7,923.

Long Term Debt

The long-term loan is a business instrument from Opticom Services in San Diego, California. The term of the loan is 10 years beginning in January, 2000.  The original loan was made to Jeff Crowe, individually, and assumed by the Company in 2007. The loan carries an interest rate of 11.3% with monthly payments of $1,396. The note was deferred and still is carrying a portion of its balance, $27,044 . It is currently in default but the creditor has offered to receive a lump sum payment of $15,000 in full satisfaction of the debt.

NOTE 5: COMMITTMENTS

On February 2, 2008, REPS entered into a lease agreement with Campbell Express. The leased premises have a monthly lease payment of $1,050. The agreement has a term of two years.

NOTE 6: SUBSEQUENT EVENT

Acquisition: On November 17, 2009 the registrant acquired 100% of Real Estate Promotional Services, Inc. for $250,000 subject to delivery of audited financial statements and compliance with other conditions set forth in the stock purchase agreement. There is a 6 month convertible note that bears an interest rate of 10% and has a conversion ratio of 1 share of common stock for every $1 outstanding.

F-9

CATALYST GROUP HOLDINGS CORP.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE YEAR ENDED AUGUST 31, 2009 COMPARED TO PERIOD ENDING AUGUST 31, 2008 (Catalyst as a shell)

Total expenses increased from $2,854 to $67,881 for the year ending August 31, 2009 as compared to the period ending August 31, 2008. This is partly due to the fact that there were only 24 days in the period ending August 31, 2008. Also, in the period ending August 31, 2009 there were expenses incurred in connection with the sale of the shell to Kenneth Green.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2009 we had no cash or current assets. Current liabilities were $233 and stockholders deficit was $60,931.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

CATALYST GROUP HOLDINGS CORP
Index to Financial Statements
____________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board Members of
Catalyst Group Holdings Corp.
(formerly Pop Starz Ventures 3, Inc.)
(a development stage enterprise)
Ontario, Canada

We have audited the accompanying balance sheets of Catalyst Group Holdings Corp. as of August 31, 2009 and 2008 and the related statements of expenses, changes in stockholders’ deficit and cash flows for the year ended August 31, 2009 and the period from August 7, 2008 (inception) through August 31, 2008 and 2009. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Catalyst Group Holdings Corp. as of August 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended August 31, 2009 and the period from August 7, 2008 (inception) through August 31, 2008 and 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is in the development stage, has suffered a loss, has a net capital deficiency and has yet to generate an internal cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malone Bailey, LLP
Houston, Texas
malonebailey.com
June 8, 2010

CATALYST GROUP HOLDINGS CORP.
(formerly Pop Starz Ventures 3, Inc.)
(A Development Stage Company)

 Consolidated Balance Sheets

	August 31, 2009	August 31, 2008
ASSETS
Current Assets
Cash	$—	$850

Total Current Assets	—	850

Other Assets
Prepaid expenses	—	500
Due from Ken Green	15,000	—
Total Other Assets	15,000	500

TOTAL ASSETS	15,000	1,350

LIABILITIES & STOCKHOLDERS' DEFICIT
Liabilities
Current Liabilities

Accounts payable	$233	$1,250
Total Accounts Payable	233	1,250

Other Current Liabilities
Due to CFGI	73,859	—
Due to TFST	1,839	2,600
Total Other Current Liabilities	75,698	2,600

Total Liabilities	75,931	3,850

Stockholders' Deficit
Additional Paid in Capital	8,759	254
Common Stock $.001 par value 100,000,000 authorized 1,045,000 and 100,000 issued and outstanding	1,045	100
Deficit accumulated during development stage	(70,735)	(2,854)
Total Shareholder's Deficit	(60,931)	(2,500)

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$15,000	$1,350

See accompanying notes to the consolidated financial statements

CATALYST GROUP HOLDINGS CORP.
(formerly Pop Starz Ventures 3, Inc.)
(A Development Stage Company)

Statement of Expenses

	Year Ended August 31, 2009	August 7, 2008 (inception) - August 31, 2008	August 7, 2008 (inception) - August 31, 2009
Expenses
General & Administrative	$67,881	$2,854	$70,735
Total Expense	67,881	2,854	70,735
Net Loss	$(67,881)	$(2,854)	$(70,735)

Deficit accumulated during development stage	$(67,881)	$(2,854)	$(70,735)

Weighted average common shares	619,699	100,000	N/A

Basic and diluted loss per common share	$(0.11)	$(0.03)	N/A

See accompanying notes to financial statements

CATALYST GROUP HOLDINGS CORP.
(formerly Pop Starz Ventures 3, Inc.)
(A Development Stage Company)

Statement of Cash Flows

Consolidated Statement of Cash Flows

	Year Ended August 31, 2009	August 7, 2008 (inception) - August 31, 2008	August 7, 2008 (inception) - August 31, 2009
OPERATING ACTIVITIES
Net Deficit accumulated during development stage	$(67,881)	$(2,854)	$(70,735)
Adjustments to reconcile Net Income to net cash provided by operations:
Prepaid Expenses	500	(500)	—
Accounts payable	(72)	1,250	1,178

Net cash provided (used) by Operating Activities	(67,453)	496	(66,957)

INVESTING ACTIVITIES
Due from Ken Green	(15,000)	—	(15,000)
Net cash used in Investing Activities	(15,000)	—	(15,000)

FINANCING ACTIVITIES
Due to CFGI	81,603	—	81,603
Due to TFST	—	2,600	2,600
Issuances of Common Stock for expenses	—	354	354
Net cash provided by Financing Activities	81,603	2,954	84,557

Net change in cash for the period	(850)	3,450	2,600
Cash at beginning of period	850	—	—
Cash at end of period	$—	$850	$—

NON CASH FINANCING ACTIVITIES
Issuance of common stock for repayment of AP related party	9,450	—	9,450

See accompanying notes to financial statements

CATALYST GROUP HOLDINGS CORP.
(formerly Pop Starz Ventures 3, Inc.)
(A Development Stage Company)

Statement of Changes in Stockholders Deficit
For the period August 7, 2008 through August 31, 2009
(inception through August 31, 2008 Unaudited)

	Common stock			Additional
	Shares	Amount	Deficit	Paid in capital	Total
August 7, 2008	-	$-	$-	$-	$-

Proceeds from founders shares shares issued at par value of $.001 on August 7, 2008	100,000	100	—	254	354

Loss August 31, 2008	—	—	(2,854)	—	(2,854)
Total August 31, 2008	100,000	100	(2,854)	254	(2,500)
Issuance of common stock for repayment of accounts payable-related-party at $.01	945,000	945	—	8,505	9,450

Loss August 31, 2009	—	—	(67,881)	—	(67,881)

Balance	1,045,000	$1,045	$(70,735)	$8,759	$(60,931)

See accompanying notes to financial statements

CATALYST GROUP HOLDINGS CORP.
(formerly Pop Starz Ventures 3, Inc.)
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES:

NATURE OF BUSINESS AND BASIS OF PRESENTATION

Catalyst Group Holdings Corp. (a development stage company) (“the Company”) was incorporated in Delaware on August 7, 2008 as a blank check development stage company to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination in one or more domestic or international operating businesses.

As of August 31, 2009, the Company had not yet commenced any operations. All activity through August 31, 2009 relates to the Company’s formation. The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Accounting Standards Codification (“ASC”) No. 915. “Accounting and Reporting By Development Stage Enterprises.” The Company is subject to the risks associated with activities of development stage companies.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

USE OF ESTIMATES

The preparation of financial statements, in conformity with accounting principals generally accepted in the United States of America requires management to make estimates and assumptions, which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

CASH AND CASH EQUIVALENTS:

Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

INCOME (LOSS) PER SHARE:

In accordance with ASC 260, “Earnings Per Share”, the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2009 and 2008, diluted net loss per share is equivalent to basic net loss per share as there were no dilutive securities outstanding.

CATALYST GROUP HOLDINGS CORP.
(formerly Pop Starz Ventures 3, Inc.)
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: RELATED PARTY TRANSACTIONS

On August 7, 2008, in connection with the formation of the Company, the founder of the Company (TFST) received 100,000 shares of common stock from the Company for an aggregate of $354, or $.001 per share.

In August 2008, the Tucker Family Spendthrift Trust, a related party, advanced $2,600 to the Company. The advance is considered short-term in nature, and is non-interest bearing. During the year ended August 31, 2009, the Tucker Family Spendthrift Trust (“TFST”), a former related party, loaned the Company an additional $8,689. As of August 31, 2009 the total advanced was $11,289.

TFST has accepted 945,000 shares of common stock as repayment of $9,450 of the advances made to the Company.

Ken Green has borrowed $25,000 from the operating funds (which are controlled by Watkins Worldwide via Llew Watkins.)

The amount due to CFGI, a company controlled by Ken Green, is $73,859.

NOTE 3: STOCKHOLDERS’ EQUITY:

100,000 shares of founders stock was issued at inception of the company. 945,000 additional shares were issued for repayment of Accounts Payable.

NOTE 4 INCOME TAXES

ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has net operating loss carry forwards at August 31, 2009 and 2008 for tax purposes totaling $67,881 and $2,854, expiring through the year 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at August 31, 2009 and 2008 are as follows:

	August 31,
	2009	2008
Net operating loss carry forwards	$10,610	$2,854

Less: valuation allowance	(10,610)	(2,854)
	$—	$—

CATALYST GROUP HOLDINGS CORP.
(formerly Pop Starz Ventures 3, Inc.)
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short-term loans from its Parent, The Next Pop Star, Inc. and additional equity investments, which will enable the Company to continue operations for the coming year.

NOTE 6: SUBSEQUENT EVENTS

Change in Control: On September 9th 2009 945,000 shares of common stock were acquired by Catalyst Financial Group, Inc. for investment purposes for $19,000.

As part of the transaction, the following were cancelled:

(a) Any employment agreements, stock purchase agreements, stock option agreements, convertible instruments and outstanding warrants of any kind whatsoever, by and between, or among, the Seller and the Company; and

(b) Any loan agreements, expense reimbursement agreements, payment agreements, or monetary agreements of any kind whatsoever, by and between the Seller and the Company.

Immediately following, closing Michelle Tucker resigned her position as director and Ken Green was appointed sole director and sole officer.

The company changed its name to Catalyst Group Holdings Corp.

Acquisition: On November 17, 2009 the registrant acquired 100% of Real Estate Promotional Services, Inc. for $250,000 subject to delivery of audited financial statements and compliance with other conditions set forth in the stock purchase agreement. There is a 6 month convertible note that bears an interest rate of 10% and has a conversion ratio of 1 share of common stock for every $1 outstanding.

In February, 2010 the Company distributed 220,480 shares to the shareholders of CFGI, a company related to Ken Green, for cash investments, to be used in the Company. 220,480 shares of $.001 par value stock were issued for $35,599.

Catalyst Group Holdings Corp.
Balance Sheets
(unaudited)

	February 28, 2010	August 31, 2009
Assets:
Current Assets

Accounts Receivable	$5,424	$-

Other Assets

Goodwill	288,401	-

Intangible Assets, net amortization $4,167	45,833	-

Due from Ken Green	-	15,000

Total assets	$339,658	$15,000

Liabilities:
Current Liabilities
Accounts Payable	$1,027	$233

Loan payable	353,825	-

Total Current Liabilities	354,852	233

Due to related parties	-	75,698

Total liabilities	354,852	75,931

Additional paid in capital	119,836	8,759

Common stock $.001 par value, 100,000,000 authorized, 1,265,480 and 1,045,480 issued and outstanding as of February 28, 2010 and November 30, 2009 respectively	1,265	1,045

Accumulated deficit	(136,295)	(70,735)

Total Stockholders Deficit	(15,194)	(60,931)

Total Liabilities & Stockholders Deficit	$339,658	$15,000

Catalyst Group Holdings Corp.
Statement of Operations (unaudited)

	Consolidated	Consolidated	Catalyst	Catalyst
	3 Months	6 Months	3 Months	6 Months
	Ended	Ended	Ended	Ended
	February 28, 2010	February 28, 2010	February 28, 2009	February 28, 2009

Revenue	$58,515	$68,162	$-	$-

General and adminstrative expenses	(113,264)	(129,917)	(1,920)	(5,070)

Operating loss	(54,749)	(61,755)	(1,920)	(5,070)

Interest expense	(3,805)	(3,805)	-	-

Net loss	$(58,554)	$(65,560)	$(1,920)	$(5,070)

Net loss per common share (basic and diluted)	$(0.05)	$(0.06)	$(0.00)	$(0.01)

Weighted Average common shares outstanding (basic and diluted)	1,111,144	1,077,889	665,000	430,884

Catalyst Group Holdings Corp.
Statement of Cash Flows (unaudited)

	Consolidated	Catalyst
	6 Months	6 Months
	Ending	Ending
OPERATING ACTIVITIES	February 28, 2010	February 28, 2009

Net loss	$(65,560)	$(5,070)
Adjustments to reconcile net loss
to net cash provided by operations:
Related party AR write off	15,000	500
Depreciation	4,167	-
Changes in operating assets and liabilities:
Accounts payable	794	3,720
Accounts Receivable	(1,445)	-
Other assets	-	-
Net cash provided by Operating Activities	(47,044)	(850)

INVESTING ACTIVITIES

Cash acquired in acquisition	1,886	-
Net cash provided by Investing Activities	1,886	-

FINANCING ACTIVITIES
Proceeds from loan	9,559	-
Stock for Cash	35,599	-

Net cash provided by Financing Activities	45,158	-

Net cash increase for period	-	(850)
Cash at beginning of period		850
Cash at end of period	$-	$-

Non-Cash Disclosures
Reclass A/P related party to contribute capital	$75,698	$-
Intangibles acquired by Catalyst	$340,287	$-
Acquistions of REPS through convertible debt	$250,000	$-
Loans acquired by catalyst	$94,266	$-
Accounts receivable acquired	$3,979	$-

SUPPLEMENTAL CASHFLOW DISCLOSURE
Interest paid	$-	$-
Income taxes paid	$-	$-

Catalyst Group Holdings Corp
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Catalyst Group Holdings Corp. ("the Company") was incorporated in the State of Delaware on August 7, 2008 as a blank check development stage company to acquire, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination (each a "Business Combination") one or more domestic or international operating businesses.

Acquisition: On November 16, 2009 the registrant acquired 100% of Real Estate Promotional Services, Inc. (REPS)  for $250,000 subject to delivery of audited financial statements and compliance with other conditions set forth in the stock purchase agreement. There is a 6 month convertible note that bears an interest rate of 10% and has a conversion ratio of 1 share of common stock for every $1 outstanding.

PREDECESSOR

REPS is considered to be the predecessor entity due to the fact that Catalyst was a development stage enterprise and was much smaller than REPS. These financial statements include the accounts of REPS’. The accompanying financial statements have been prepared to present the statements of financial position of REPS’ and statements of operations and cash flows of REPS’ for inclusion in the Company’s Form S-1/A for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by S-X Rule 8-02. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America using REPS’ specific information maintained within its books and records.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").

Due to the acquisition of Reps’, the registrant is no longer a development stage company.

NOTE 2: PURCHASE OF REP’S WEB

On November 16, 2009, we agreed to purchase all of the issued and outstanding shares of common stock of REPS in consideration for the issuance of a convertible debenture in the amount of $250,000. The convertible debenture provides for interest at the rate of 10% per annum and will be due and payable six months from the closing date of the transaction. The debenture may be converted into shares of the Company’s common stock at the conversion rate of $1.00 per share, which represents management’s assertion of the fair value of the stock, at the option of either the Company or Jeff Crowe, the sole shareholder of REPS.

REPS is a printing company that designs and delivers marketing collateral for the real estate industry and individual/small businesses. Our products include postcards, brochures, business cards, and Web site development.

Catalyst Group Holdings Corp

A large percentage of REPS’ revenue comes from real estate agents. REPS intends to diversify its client base to more individuals and small businesses. The sales cycle for REPS is very rapid; most orders are produced and sold in two days.

The acquisition of REPS’ is accounted for as a purchase and the operations of the company will be consolidated with those of Catalyst as of November 16, 2009. The parties determined that the effective date of the acquisition was November 16, 2009, the date of which Catalyst assumes all the responsibility for any losses or profits that might be incurred during the period.

The $250,000 purchase price will be allocated as follows based upon the fair value of the acquired assets, and liabilities assumed as determined by management.

Cash	$1,886
Accounts receivable	3,979
Goodwill	288,401
Intangible assets	50,000
Accrued liabilities	(94,266)

Total	$250,000

The $50,000 of acquired intangible assets (customer list/company name) has a useful life of approximately 3 years. As of February 28, 2010 accumulated amortization for the intangible asset was $4,861.

NOTE 3: RELATED PARTY TRANSACTIONS

Consulting and accounting fees of $33,958 were paid to 2 directors.

NOTE 4: NOTES PAYABLE

Through the acquisition of REPS’ Catalyst acquired the following notes:

On November 16, 2009, we agreed to purchase all of the issued and outstanding shares of common stock of REPS in consideration for the issuance of a convertible debenture in the amount of $250,000. The convertible debenture provides for interest at the rate of 10% per annum and will be due and payable six months from the closing date of the transaction. The debenture may be converted into shares of the Company’s common stock at the conversion rate of $1.00 per share, which represents management’s assertion of the fair value of the stock, at the option of either the Company or Jeff Crowe, the sole shareholder of REPS.

Catalyst Group Holdings Corp

The liabilities are business lines of credit from Wells Fargo and Chase which is accessed by a credit card. The credit limit is $79,000, the current interest rates are 6.75% and 19.99%, and balances are $44,232 and $22,413, respectively. There is a business line of credit from Capital One which is accessed by a credit card. The credit limit is $10,000  and the current interest rate is 12.9% and balance $8,684.

The loan is a business instrument from Opticom Services in San Diego, California. The term of the loan is 10 years beginning in January 2000.  The original loan was made to Jeff Crowe, individually, and assumed by the Company in 2007. The loan carries an interest rate of 11.3% with monthly payments of $1,396. The note was deferred and has a balance of $27,044.

NOTE 5: STOCKHOLDERS' EQUITY

At February 28, 2010, the authorized capital of the Company consists of 100,000,000 shares of common stock with a par value of $.001. At February 28, 2010 there are 1,265,480 shares of common stock outstanding.

During the three months ended February 28, 2010, there were 220,480 shares issued for cash of $35,599.

NOTE 6: GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short-term loans from its shareholders and additional equity investments, which will enable the Company to continue operations for the coming year. There can be no assurance that the Company's efforts will be successful.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 7: SUBSEQUENT EVENTS:

In May, 2010 the $250,000 promissory notes issued in conjunction with the acquisition of Rep’s Web was extended for 6 months, until November, 2010.

In May, 2010 $58,863 was raised from existing shareholders for 387,202 additional shares to pay company expenses, most of which are filing preparation and consulting.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

FORWARD LOOKING STATEMENT NOTICE

Certain statements made in this Quarterly Report on Form 10-Q are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) in regard to the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Catalyst Group Holdings Corp. I ("we", "us", "our" or the "Company") to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based, in part, on assumptions involving the continued expansion of business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance the forward-looking statements included in this Quarterly Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Catalyst Group Holdings Corp. was incorporated on August 7, 2008 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

For the three months ended February 28, 2010, the registrant recognized a net loss of $58,554 as compared to a loss of $1,920 the prior year. For the six months ended February 28, 2010, the registrant recognized a net loss of $65,560 as compared to a loss of $5,070 the prior year.

One of the Company's current business objective is to locate suitable business combination opportunities.

During the next 12 months we anticipate incurring costs related to:

           (i)   Filing of Exchange Act reports;

           (ii)  Officer and director's salaries and rent; and

           (iii) Consummating acquisitions.

We believe we will be able to meet these costs through amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors. However, no assurance can be given that we will be able to raise additional capital, when needed or at all, or that such capital, if available, will be on acceptable terms. In the absence of obtaining additional financing, the Company may be unable to fund its operations. Accordingly, the Company's financial condition could require that the Company seek the protection of applicable reorganization laws in order to avoid or delay actions by third parties, which could materially adversely affect, interrupt or cause the cessation of the Company's operations. As a result, the Company's independent registered public accounting firm has issued a going concern qualification on the consolidated financial statements of the Company for the quarter ended November 30, 2009.

Prior to consummating another business combination transaction, we do not anticipate:
           (i)   Any expenditures for research and development;

           (ii)  Any expenditures or cash receipts for the purchase or sale of  any property plant or equipment; or

           (iii) Any significant change in the number of employees.

LIQUIDITY AND CAPITAL RESOURCES

While the Company believes that it will succeed in attracting additional capital and generate capital from operations, there can be no assurance that the Company's efforts will be successful. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Management anticipates seeking out a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more World Wide Web sites and similar methods. No estimate can be made as to the number of persons who will be contacted or solicited. Management may engage in such solicitation directly or may employ one or more other entities to conduct or assist in such solicitation. Management and its affiliates will pay referral fees to consultants and others who refer target businesses for mergers into public companies in which management and its affiliates have an interest. Payments are made if a business combination occurs, and may consist of cash or a portion of the stock in the Company retained by management and its affiliates, or both.

PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined Statement of Operations for the period from January 1, 2009 through November 16, 2009 and for the year ended August 31, 2009 give effect to the acquisition of Rep’s as if these transactions had been consummated on October 1, 2008.

The unaudited condensed combined pro forma financial statements should be read in conjunction with the historical financial statements.  The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of future operating results or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

The $250,000 adjustment to notes payable represents the note payable issued for the acquisition. The goodwill is derived from the purchase price less the net asset value of Rep’s.

Pro-forma financial statements (unaudited)

	Year Ended	January 1, 2009
	August 31, 2009	November 16, 2009
	Catalyst	Rep's Web	Proforma	Acquisition

Revenues	-	$284,800	$284,800	-

Cost of Sales	-	(130,904)	(130,904)	-

Gross profit	-	153,896	153,896	-

Interest	-	(9,187)	(9,187)	-

General & administrative expenses	(67,881)	(206,074)	(273,955)	(1,389)

Net income	(67,881)	(61,365)	(129,246)	(1,389)

	3 Months Ended	3 Months Ended
	November 30, 2009	September 30, 2009
	Catalyst	Rep's Web	Proforma	Acquisition

Revenues	$-	$70,665	$70,665	$-

Cost of Sales	-	(78,107)	(78,107)	-

Gross profit	-	(7,442)	(7,442)	-

Interest	-	(3,147)	(3,147)	-

General & administrative expenses	(3,150)	(81,820)	(84,970)	(1,389)

Net income	$(3,150)	$(92,409)	$(95,559)	$(1,389)

The acquisition of Rep’s will be accounted for as a purchase in accordance and the operations of the company will be consolidated with those of Catalyst as of November 16, 2009. The parties determined that the effective date of the acquisition was November 16, 2009, the date of which Catalyst assumes all the responsibility for any losses or profits that might be incurred during the period. The results of Rep’s as of August 31, 2009 have been combined in this pro forma with the September 30, 2009 results of the Company.  The operating results for Rep’s through November 16, 2009 added to the twelve months results for the Company is representative on a pro forma basis of the operating performance of the combined companies.

The $250,000 purchase price will be allocated as follows based upon the fair value of the acquired assets, as determined by management. The Company has not completed its valuation of the acquired assets but believes most of the excess fair value of the acquired assets and liabilities will be allocated to goodwill and have been reflected as such in the accompanying Pro Forma Balance Sheet. The valuation of the acquired assets may change based upon final valuation.

Cash	$1,866
Accounts receivable	3,979
Goodwill	288,401
Intangible assets	50,000
Accrued liabilities	(94,266)

Total	$250,000

The $50,000 of acquired intangible assets (customer list/company name) has a useful life of approximately 3 years.

[OUTSIDE BACK COVER PAGE OF PROSPECTUS]
Dealer Prospectus Delivery Requirements

Until ninety (90) days from the effective date of this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions and other arrangements under which controlling persons, directors or officers of the Company are insured or indemnified against any liability which they may incur in such capacity are as follows:

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation and bylaws to be in effect at the completion of this offering that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

       •       any breach of the director’s duty of loyalty to us or our stockholders;

       •       any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

       •       any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

       •       any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

       •       we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

       •       we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:
Expenditure Item	Amount
Attorney Fees	$15,000
Audit Fees	$10,000
Transfer Agent Fees	$500
SEC Registration and Blue Sky Registration fees (estimated)	$1,500
Printing Costs and Miscellaneous Expenses (estimated)	$13,500
Total	$40,000

RECENT SALES OF UNREGISTERED SECURITIES

On November 16, 2009 we entered into an agreement with Real Estate Promotional Services, Inc. (“REPS”) a recently formed Florida corporation (the “Agreement”) whereby we agreed to purchase all of the issued and outstanding shares of common stock of REPS in consideration for the issuance of a convertible debenture in the amount of $250,000. The convertible debenture provides for interest at the rate of 10% per annum and will be due and payable 12 months from the closing date of the transaction. The debenture may be converted into shares of the Company’s common stock at the conversion rate of $1.00 per share at the option of either the Company or Jeff Crowe, the sole shareholder of REPS.

Exhibits

3.1	Articles of Incorporation. Incorporated by reference to Exhibit 3.1(i) of the registrant’s Form 8-K filed on October 6, 2009.
3.6	Bylaws of Catalyst Group Holdings Corp. Incorporated by reference to Exhibit 3.2 of the Form 10 filed by Pop Starz Ventures 3, Inc. on September 12, 2008.
5.1	Legal Opinion of Michael A. Littman regarding the legality of the Common Stock being registered on this registration statement
10.1	Loan and Purchase Agreement between REPS and Catalyst Group Holdings Corp, dated as of November 16, 2009.
10.2	Deferred Compensation Agreement between Catalyst Group Holdings Corp. and Kenneth Stephen Green, dated as of November 6, 2009.
10.3	Change in Control Agreement between Catalyst Group Holdings Corp. and Kenneth Stephen Green, dated as of November 6, 2009.
10.4	Executive Employment Agreement between Catalyst Group Holdings Corp. and Kenneth Stephen Green, dated as of November 6, 2009.
10.5	Joint Venture Agreement between Catalyst Group Holdings Corp. and Kenneth Stephen Green, dated as of November 6, 2009.
10.6	Subscription agreement
23.1	Consent of Independent Auditors

** Filed herewith.

UNDERTAKINGS

Catalyst Holdings Group Corp. hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, CA, on June 9, 2010.

Catalyst Group Holdings Corp.

By:	/s/ Kenneth Green
Kenneth Green
Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Secretary, and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ Lincoln Ong	June 9, 2010
Lincoln Ong
Director

/s/ Bob Bates	June 9, 2010
Bob Bates
Director

/s/ Kenneth Green	June 9, 2010
Kenneth Green
Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), Secretary, and Treasurer